                -------------------------------------------------




                       UNITED STATES CELLULAR CORPORATION

                          Liquid Yield Option-TM- Notes
                                    due 2015
                           (Zero Coupon-Subordinated)



                         -------------------------------


                                    INDENTURE

                             Dated as of June 1, 1995






                         HARRIS TRUST AND SAVINGS BANK,

                                     TRUSTEE



              -----------------------------------------------------

                   -TM-Trademark of Merrill Lynch & Co., Inc.

||                   CROSS REFERENCE TABLE(1)

  TIA                                                 Indenture
Section                                                Section
- -------                                               ---------
310(a)(1)  ...........................................     7.10
   (a)(2)  ...........................................     7.10
   (a)(3)  ...........................................     N.A.
   (a)(4)  ...........................................     N.A.
   (b)     ........................................  7.08; 7.10
   (c)     ...........................................     N.A.
311(a)     ...........................................     7.11
   (b)     ...........................................     7.11
   (c)     ...........................................     N.A.
312(a)     ...........................................     2.05
   (b)     ...........................................    12.03
   (c)     ...........................................    12.03
313(a)     ...........................................     7.06
   (b)(1)  ...........................................     N.A.
   (b)(2)  ...........................................     7.06
   (c)     ...........................................    12.02
   (d)     ...........................................     7.06
314(a)     .................................  4.02; 4.03; 12.02
   (b)     ...........................................     N.A.
   (c)(1)  ...........................................    12.04
   (c)(2)  ...........................................    12.04
   (c)(3)  ...........................................     N.A.
   (d)     ...........................................     N.A.
   (e)     ...........................................    12.05
   (f)     ...........................................     N.A.
315(a)     ...........................................     7.01
   (b)     .......................................  7.05; 12.02
   (c)     ...........................................     7.01
   (d)     ...........................................     7.01
   (e)     ...........................................     6.11
316(a) (last sentence)  ..............................     2.08
   (a)(1)(A)  ........................................     6.05
   (a)(1)(B)  ........................................     6.04
   (a)(2)  ...........................................     N.A.
   (b)     ........................................  6.06; 6.07
317(a)(1)  ...........................................     6.08
   (a)(2)  ...........................................     6.09
   (b)     ...........................................     2.04
 318(a)     ...........................................   12.01

                           N.A. means Not Applicable.

- ------------------------
(1) Note:     This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS(1)

                                                                            Page
                                                                            ----
                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1
     SECTION 1.02.  Other Definitions. . . . . . . . . . . . . . . . . . . . . 6
     SECTION 1.03.  Incorporation by Reference of Trust
                     Indenture Act . . . . . . . . . . . . . . . . . . . . . . 7
     SECTION 1.04.  Rules of Construction. . . . . . . . . . . . . . . . . . . 7

                                    ARTICLE 2

                                 THE SECURITIES

     SECTION 2.01.  Form and Dating. . . . . . . . . . . . . . . . . . . . . . 7
     SECTION 2.02.  Execution and Authentication . . . . . . . . . . . . . . . 8
     SECTION 2.03.  Registrar, Paying Agent and Conversion
                     Agent . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     SECTION 2.04.  Paying Agent to Hold Money and
                     Securities in Trust . . . . . . . . . . . . . . . . . . . 9
     SECTION 2.05.  Securityholder Lists . . . . . . . . . . . . . . . . . . .10
     SECTION 2.06.  Transfer and Exchange. . . . . . . . . . . . . . . . . . .10
     SECTION 2.07.  Replacement Securities . . . . . . . . . . . . . . . . . .11
     SECTION 2.08.  Outstanding Securities; Determinations
                     of Holders' Action. . . . . . . . . . . . . . . . . . . .11
     SECTION 2.09.  Temporary Securities . . . . . . . . . . . . . . . . . . .12
     SECTION 2.10.  Cancellation . . . . . . . . . . . . . . . . . . . . . . .13
     SECTION 2.11.  Persons Deemed Owners. . . . . . . . . . . . . . . . . . .13

                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

     SECTION 3.01.  Right to Redeem; Notices to Trustee. . . . . . . . . . . .14
     SECTION 3.02.  Selection of Securities to Be Redeemed . . . . . . . . . .14
     SECTION 3.03.  Notice of Redemption . . . . . . . . . . . . . . . . . . .15
     SECTION 3.04.  Effect of Notice of Redemption . . . . . . . . . . . . . .15
     SECTION 3.05.  Deposit of Redemption Price. . . . . . . . . . . . . . . .16
     SECTION 3.06.  Securities Redeemed in Part. . . . . . . . . . . . . . . .16
     SECTION 3.07.  Conversion Arrangement on Call for
                     Redemption. . . . . . . . . . . . . . . . . . . . . . . .16
     SECTION 3.08.  Purchase of Securities at Option of the
                     Holder. . . . . . . . . . . . . . . . . . . . . . . . . .17


- ---------------------
(1)Note: This Table of Contents shall not, for any purposes, be deemed to be part of the Indenture.

     SECTION 3.09.  Purchase of Securities at Option of the
                     Holder upon Change in Control . . . . . . . . . . . . . .27
     SECTION 3.10.  Effect of Purchase Notice or Change in
                     Control Purchase Notice . . . . . . . . . . . . . . . . .32
     SECTION 3.11.  Deposit of Purchase Price or Change in
                     Control Purchase Price. . . . . . . . . . . . . . . . . .33
     SECTION 3.12.  Securities Purchased in Part . . . . . . . . . . . . . . .34
     SECTION 3.13.  Covenant to Comply With Securities Laws
                     Upon Purchase of Securities . . . . . . . . . . . . . . .34
     SECTION 3.14.  Repayment to the Company . . . . . . . . . . . . . . . . .34

                                    ARTICLE 4

                                    COVENANTS

     SECTION 4.01.  Payment of Securities. . . . . . . . . . . . . . . . . . .35
     SECTION 4.02.  SEC and Other Reports. . . . . . . . . . . . . . . . . . .35
     SECTION 4.03.  Compliance Certificate . . . . . . . . . . . . . . . . . .36
     SECTION 4.04.  Further Instruments and Acts . . . . . . . . . . . . . . .36
     SECTION 4.05.  Maintenance of Office or Agency. . . . . . . . . . . . . .36

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

     SECTION 5.01.  When Company May Merge or Transfer
                     Assets. . . . . . . . . . . . . . . . . . . . . . . . . .37

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

     SECTION 6.01.  Events of Default. . . . . . . . . . . . . . . . . . . . .38
     SECTION 6.02.  Acceleration . . . . . . . . . . . . . . . . . . . . . . .40
     SECTION 6.03.  Other Remedies . . . . . . . . . . . . . . . . . . . . . .41
     SECTION 6.04.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . .41
     SECTION 6.05.  Control by Majority. . . . . . . . . . . . . . . . . . . .41
     SECTION 6.06.  Limitation on Suits. . . . . . . . . . . . . . . . . . . .42
     SECTION 6.07.  Rights of Holders to Receive Payment . . . . . . . . . . .42
     SECTION 6.08.  Collection Suit by Trustee . . . . . . . . . . . . . . . .42
     SECTION 6.09.  Trustee May File Proofs of Claim . . . . . . . . . . . . .43
     SECTION 6.10.  Priorities . . . . . . . . . . . . . . . . . . . . . . . .44
     SECTION 6.11.  Undertaking for Costs. . . . . . . . . . . . . . . . . . .44
     SECTION 6.12.  Waiver of Stay, Extension or Usury Laws. . . . . . . . . .45

                                    ARTICLE 7

                                     TRUSTEE

     SECTION 7.01.  Duties of Trustee. . . . . . . . . . . . . . . . . . . . .45
     SECTION 7.02.  Rights of Trustee. . . . . . . . . . . . . . . . . . . . .46
     SECTION 7.03.  Individual Rights of Trustee . . . . . . . . . . . . . . .48

     SECTION 7.04.  Trustee's Disclaimer . . . . . . . . . . . . . . . . . . .48
     SECTION 7.05.  Notice of Defaults . . . . . . . . . . . . . . . . . . . .49
     SECTION 7.06.  Reports by Trustee to Holders. . . . . . . . . . . . . . .49
     SECTION 7.07.  Compensation and Indemnity . . . . . . . . . . . . . . . .49
     SECTION 7.08.  Replacement of Trustee . . . . . . . . . . . . . . . . . .50
     SECTION 7.09.  Successor Trustee by Merger. . . . . . . . . . . . . . . .51
     SECTION 7.10.  Eligibility; Disqualification. . . . . . . . . . . . . . .51
     SECTION 7.11.  Preferential Collection of Claims
                     Against Company . . . . . . . . . . . . . . . . . . . . .51

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

     SECTION 8.01.  Discharge of Liability on Securities . . . . . . . . . . .52
     SECTION 8.02.  Repayment to the Company . . . . . . . . . . . . . . . . .52

                                    ARTICLE 9

                                   AMENDMENTS

     SECTION 9.01.  Without Consent of Holders . . . . . . . . . . . . . . . .52
     SECTION 9.02.  With Consent of Holders. . . . . . . . . . . . . . . . . .53
     SECTION 9.03.  Compliance with Trust Indenture Act. . . . . . . . . . . .54
     SECTION 9.04.  Revocation and Effect of Consents,
                     Waivers and Actions . . . . . . . . . . . . . . . . . . .54
     SECTION 9.05.  Notation on or Exchange of Securities. . . . . . . . . . .55
     SECTION 9.06.  Trustee to Sign Supplemental Indentures. . . . . . . . . .55
     SECTION 9.07.  Effect of Supplemental Indentures. . . . . . . . . . . . .55

                                   ARTICLE 10

                                  SUBORDINATION

     SECTION 10.01.  Securities Subordinate to Senior
                      Indebtedness . . . . . . . . . . . . . . . . . . . . . .55
     SECTION 10.02.  Payment Over of Proceeds upon
                      Dissolution, Etc . . . . . . . . . . . . . . . . . . . .56
     SECTION 10.03.  Acceleration of Securities. . . . . . . . . . . . . . . .58
     SECTION 10.04.  Default on Senior Indebtedness. . . . . . . . . . . . . .59
     SECTION 10.05.  Payment Permitted If No Default . . . . . . . . . . . . .60
     SECTION 10.06.  Subrogation to Rights of Holders of
                      Senior Indebtedness. . . . . . . . . . . . . . . . . . .61
     SECTION 10.07.  Provisions Solely to Define Relative
                      Rights . . . . . . . . . . . . . . . . . . . . . . . . .61
     SECTION 10.08.  Trustee to Effectuate Subordination . . . . . . . . . . .62
     SECTION 10.09.  No Waiver of Subordination Provisions . . . . . . . . . .62
     SECTION 10.10.  Notice to Trustee . . . . . . . . . . . . . . . . . . . .63
     SECTION 10.11.  Reliance on Judicial Order or
                      Certificate of Liquidating Agent . . . . . . . . . . . .64
     SECTION 10.12.  Trustee Not Fiduciary for Holders of
                      Senior Indebtedness. . . . . . . . . . . . . . . . . . .64

     SECTION 10.13.  Rights of Trustee as Holder of Senior
                      Indebtedness; Preservation of Trustee's
                      Rights . . . . . . . . . . . . . . . . . . . . . . . . .64
     SECTION 10.14.  Article 10 Applicable to Paying Agents
                      and Conversion Agents. . . . . . . . . . . . . . . . . .64

                                   ARTICLE 11

                                   CONVERSION

     SECTION 11.01.  Conversion Privilege. . . . . . . . . . . . . . . . . . .65
     SECTION 11.02.  Conversion Procedure. . . . . . . . . . . . . . . . . . .67
     SECTION 11.03.  Fractional Shares . . . . . . . . . . . . . . . . . . . .69
     SECTION 11.04.  Taxes on Conversion . . . . . . . . . . . . . . . . . . .69
     SECTION 11.05.  Company to Provide Common Shares. . . . . . . . . . . . .70
     SECTION 11.06.  Adjustment for Change in Capital Stock. . . . . . . . . .70
     SECTION 11.07.  Adjustment for Rights Issue . . . . . . . . . . . . . . .71
     SECTION 11.08.  Adjustment for Other Distributions. . . . . . . . . . . .72
     SECTION 11.09.  When Adjustment May Be Deferred . . . . . . . . . . . . .75
     SECTION 11.10.  When No Adjustment Required . . . . . . . . . . . . . . .75
     SECTION 11.11.  Notice of Adjustment. . . . . . . . . . . . . . . . . . .76
     SECTION 11.12.  Voluntary Increase. . . . . . . . . . . . . . . . . . . .76
     SECTION 11.13.  Notice of Certain Transactions. . . . . . . . . . . . . .76
     SECTION 11.14.  Reorganization of Company; Special
                      Distributions. . . . . . . . . . . . . . . . . . . . . .76
     SECTION 11.15.  Company Determination Final . . . . . . . . . . . . . . .77
     SECTION 11.16.  Trustee's Adjustment Disclaimer . . . . . . . . . . . . .78
     SECTION 11.17.  Simultaneous Adjustments. . . . . . . . . . . . . . . . .78
     SECTION 11.18.  Successive Adjustments. . . . . . . . . . . . . . . . . .78
     SECTION 11.19.  Common Share Delivery Arrangement . . . . . . . . . . . .78

                                   ARTICLE 12

                                  MISCELLANEOUS

     SECTION 12.01.  Trust Indenture Act Controls. . . . . . . . . . . . . . .81
     SECTION 12.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . .81
     SECTION 12.03.  Communication by Holders with Other
                      Holders. . . . . . . . . . . . . . . . . . . . . . . . .82
     SECTION 12.04.  Certificate and Opinion as to
                      Conditions Precedent . . . . . . . . . . . . . . . . . .82
     SECTION 12.05.  Statements Required in Certificate or
                      Opinion. . . . . . . . . . . . . . . . . . . . . . . . .83
     SECTION 12.06.  Separability Clause . . . . . . . . . . . . . . . . . . .83
     SECTION 12.07.  Rules by Trustee, Paying Agent,
                      Conversion Agent and Registrar . . . . . . . . . . . . .83
     SECTION 12.08.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .83
     SECTION 12.09.  No Recourse Against Others. . . . . . . . . . . . . . . .83
     SECTION 12.10.  Successors. . . . . . . . . . . . . . . . . . . . . . . .83
     SECTION 12.11.  Multiple Originals. . . . . . . . . . . . . . . . . . . .84

     EXHIBIT A       Form of Face of LYON. . . . . . . . . . . . . . . . . . A-1

          INDENTURE dated as of June 1, 1995 between UNITED STATES
CELLULAR CORPORATION, a Delaware corporation ("COMPANY"), and HARRIS TRUST AND SAVINGS BANK ("TRUSTEE").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Liquid Yield Option-TM- Notes due 2015 (Zero Coupon - Subordinated):


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  DEFINITIONS.

          "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person; "CONTROL" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "BOARD OF DIRECTORS" means, with respect to any matter, either the board of directors of the Company or any committee of such board duly authorized, with respect to such matter, to exercise the powers of such board.

          "BUSINESS DAY" means each day of the year on which banking institutions are not required or authorized to close in the City of New York, New York or the City of Chicago, Illinois.

          "CAPITAL STOCK" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

          "CASH" or "cash" means such coin or currency of the United States of America as at any time of payment is legal tender for the payment of public and private debts.

          "COMMON SHARES" means the Common Shares, par value $1.00 per share, of the Company as they exist on the date of this


- -----------------------
- -TM- Trademark of Merrill Lynch & Co., Inc.

Indenture or any other shares of Capital Stock of the Company into which the Common Shares shall be reclassified or changed.

          "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, a Senior Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "DEBT" means with respect to any person at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services, (iii) all Debt of others secured by a lien on any asset of such person, whether or not such Debt is assumed by such person, (iv) all obligations of such person with respect to letters of credit (or local guaranties, as applicable) or bankers' acceptances issued for the account of such person or with respect to interest rate protection agreements or currency exchange or purchase agreements, (v) all obligations of such person in respect to leases of such person as lessee which, in conformity with generally accepted accounting principles, are required to be accounted for as capitalized lease obligations on the balance sheet of such person, (vi) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement, and (vii) all Debt of others for the payment of which such person is responsible or liable as obligor or guarantor, including, without limitation, obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the type described in clauses (i) through (vi).

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

- --------------------
- -TM- Trademark of Merrill Lynch & Co., Inc.

          "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

          "ISSUE DATE" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

          "ISSUE PRICE" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

          "OFFICER" means the Chairman of the Board, the President, any Senior Vice President, any Vice President, the Treasurer, the Secretary, the Controller, any Assistant Treasurer, any Assistant Secretary or any Assistant Controller of the Company.

          "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by its Chairman of the Board, its President, a Senior Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary, an Assistant Secretary, its Controller or an Assistant Controller, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by the principal executive, financial or accounting officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.

          "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

          "ORIGINAL ISSUE DISCOUNT" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security as set forth on the face of the Security.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "PRINCIPAL AMOUNT AT MATURITY" of a Security means the Principal Amount at Maturity as set forth on the face of the Security.

          "REDEMPTION DATE" or "REDEMPTION DATE" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

          "REDEMPTION PRICE" or "REDEMPTION PRICE" shall have the meaning set forth in paragraph 5 of the Securities.

          "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer within the Corporate Trust Department (or any successor group) including without limitation any vice president, any assistant vice president, any trust officer, any assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the bodies performing such duties at such time.

          "SECURITIES" means any of the Company's Liquid Yield Option Notes due 2015 (Zero Coupon-Subordinated), as amended or supplemented from time to time, issued under this Indenture.

          "SECURITYHOLDER" or "HOLDER" means a person in whose name a Security is registered on the Registrar's books.

          "SERIES A COMMON SHARES" means the Series A Common Shares, par value $1.00 per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Series A Common Shares shall be reclassified or changed.

          "STATED MATURITY", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security is due and payable.

          "SUBSIDIARY" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

          "TDS" means Telephone and Data Systems, Inc., an Iowa corporation, and any successors.

          "TDS COMMON EQUITY SECURITIES" means common equity securities of TDS which are publicly traded at the applicable time such common equity securities are being referred to herein.

          "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "TRADING DAY" means a day during which trading in securities generally occurs on the American Stock Exchange or, if the Common Shares or the specified TDS Common Equity Securities, as applicable, are not listed on the American Stock Exchange, on the principal other national or regional securities exchange on which the Common Shares or the specified TDS Common Equity Securities, as applicable, are then listed or, if the Common Shares or the specified TDS Common Equity Securities, as applicable, are not listed on a national or regional securities exchange, on The Nasdaq Stock Market or, if the Common Shares or the specified TDS Common Equity Securities, as applicable, are not quoted on The Nasdaq Stock Market, on the principal other market on which the Common Shares or the specified TDS Common Equity Securities, as applicable, are then traded.

          "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                        SECTION 1.02.  OTHER DEFINITIONS.

                                                            Defined in
          Term                                               Section
          ----                                              ----------
"ASSOCIATE" ............................................      3.09(a)
"AVERAGE QUOTED PRICE" .................................     11.01
"BANKRUPTCY LAW" .......................................      6.01
"BENEFICIAL OWNER" .....................................      3.09(a)
"CARLSON FAMILY"  ......................................      3.09
"CHANGE IN CONTROL" ....................................      3.09(a)
"CHANGE IN CONTROL PURCHASE DATE" ......................      3.09(a)
"CHANGE IN CONTROL PURCHASE NOTICE" ....................      3.09(c)
"CHANGE IN CONTROL PURCHASE PRICE" .....................      3.09(a)
"COMMON SHARE DELIVERY ARRANGEMENT" ....................     11.19
"COMPANY NOTICE" .......................................      3.08(e)
"COMPANY NOTICE DATE"...................................      3.08(c)
"CONVERSION AGENT" .....................................      2.03
"CONVERSION DATE" ......................................     11.02
"CONVERSION RATE" ......................................     11.01
"CUSTODIAN" ............................................      6.01
"DESIGNATED TRANSACTION"  ..............................      3.09
"EVENT OF DEFAULT" .....................................      6.01
"EXCHANGE ACT" .........................................      3.08(d)
"EX-DIVIDEND TIME" .....................................     11.01
"EXTRAORDINARY CASH DIVIDEND" ..........................     11.08
"MARKET PRICE" .........................................      3.08(d)
"MOODY'S"  .............................................      3.09
"NOTICE OF DEFAULT" ....................................      6.01
"OPTIONAL PURCHASE DATE" ...............................      3.08(a)
"OVER-ALLOTMENT OPTION" ................................      2.02
"PAYING AGENT" .........................................      2.03
"PURCHASE DATE" ........................................      3.08(a)
"PURCHASE NOTICE" ......................................      3.08(a)
"PURCHASE PRICE" .......................................      3.08(a)
"QUOTED PRICE" .........................................     11.01
"RATING AGENCY"  .......................................      3.09
"RATING CATEGORY"  .....................................      3.09
"RATING DATE"  .........................................      3.09
"RATING DECLINE"  ......................................      3.09
"RATING PERIOD"  .......................................      3.09
"REFERENCE DATE"  ......................................      3.09
"REGISTRAR" ............................................      2.03
"S&P"  .................................................      3.09
"SALE PRICE" ...........................................      3.08(d)
"SECURITIES ACT" .......................................      3.08(d)
"SENIOR INDEBTEDNESS"...................................     10.01
"SPECIFIED TDS COMMON EQUITY SECURITIES"................      3.08(b)
"STANDBY SHARE DELIVERER"...............................     11.19
"TIME OF DETERMINATION" ................................     11.01

          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "COMMISSION" means the SEC.

          "INDENTURE SECURITIES" means the Securities.

          "INDENTURE SECURITY HOLDER" means a Securityholder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means the Company.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (3) "or" is not exclusive;

          (4) "including" means including, without limitation; and

          (5) words in the singular include the plural, and words in the plural include the singular.


                                    ARTICLE 2

                                 THE SECURITIES

          SECTION 2.01. FORM AND DATING. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

          SECTION 2.02. EXECUTION AND AUTHENTICATION. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, one of its Senior Vice Presidents or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to $650,000,000 upon a Company Order without any further action by the Company; PROVIDED, HOWEVER, that in the event that the Company sells any Securities pursuant to the underwriter's over-allotment option (the "OVER-ALLOTMENT OPTION") granted pursuant to Section 2 of the Purchase Agreement between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated June 7, 1995 then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to $650,000,000 plus up to $95,000,000 aggregate Principal Amount at Maturity of Securities sold pursuant to the Over-Allotment Option upon a Company Order without any further action by the Company. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07.

          The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

          SECTION 2.03. REGISTRAR, PAYING AGENT AND CONVERSION AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for purchase or payment ("PAYING AGENT") and an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Registrar includes any co-registrar, including any named pursuant to Section 4.05. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to
Section 4.05.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

          The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

          SECTION 2.04. PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or, if permitted by the terms hereof, securities sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any money and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or securities.

          SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on January 1 and July 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.



          SECTION 2.06. TRANSFER AND EXCHANGE. Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Company and the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.



          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (b) any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or (c) any Securities for a period of 15 days before a selection of Securities to be redeemed.

          SECTION 2.07. REPLACEMENT SECURITIES. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

          Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.08. OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an

Affiliate thereof holds the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Principal Amount at Maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date, the Optional Purchase Date, if applicable, or a Change in Control Purchase Date, or on Stated Maturity, money or, if permitted hereunder, securities sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Optional Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price, Purchase Price, Change in Control Purchase Price or Principal Amount at Maturity, as the case may be, upon delivery of the Security in accordance with the terms of this Indenture); PROVIDED, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

          If a Security is converted in accordance with Article 11 (other than pursuant to a Common Share Delivery Arrangement), then from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such Security and all other rights of the Holder shall terminate (other than the right to receive cash, securities or other property upon conversion in accordance with Article 11).

          SECTION 2.09. TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.10. CANCELLATION. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion (other than pursuant to a Common Share Delivery Arrangement), redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 11 (other than pursuant to a Common Share Delivery Arrangement). No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of destruction to the Company quarterly.

          SECTION 2.11. PERSONS DEEMED OWNERS. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

          SECTION 3.01. RIGHT TO REDEEM; NOTICES TO TRUSTEE. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed and the Redemption Price.

          The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

          SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.



          If any Security selected for partial redemption is converted (other than pursuant to a Common Share Delivery Arrangement) in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security so selected for redemption shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

          SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3)  the Conversion Rate;

          (4)  the name and address of the Paying Agent and Conversion Agent;

          (5) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

          (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

          (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed;

          (9) that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount on Securities called for redemption, and interest, if any, will cease to accrue immediately after the Redemption Date; and

          (10)  the CUSIP number of the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to such notice of redemption.



          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted (other than pursuant to a Common Share Delivery Arrangement) in accordance with the terms of this Indenture. Upon the later of the Redemption Date and the date such Securities are surrendered to the Paying Agent, such Securities called for Redemption shall be paid at the Redemption Price stated in the notice.



          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or that the Conversion Agent has informed the Trustee have been converted (other than pursuant to a Common Share Delivery Arrangement). The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon (subject to the provisions of Section 7.01(f)), not required for that purpose because of conversion (other than pursuant to a Common Share Delivery Arrangement) of Securities pursuant to Article 11. If such money is then held by the Company or a Subsidiary or an Affiliate of either in trust and is not required for such purpose it shall be discharged from such trust.



          SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

          SECTION 3.07. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Paying Agent in trust for the Securityholders, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The

Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

          SECTION 3.08.  PURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

          (a) GENERAL. Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities (x) as of June 15, 2000 (the "PURCHASE
DATE") and (y) at the election of the Company exercised in accordance with the terms of Section 3.08(e), as of June 15, 2005 (the "OPTIONAL PURCHASE
DATE"), at the purchase price specified therein (each, a "PURCHASE PRICE"), at the option of the Holder thereof, upon:

         (1) delivery to the Paying Agent, by the Holder, of a written notice of purchase (a "PURCHASE NOTICE") at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date or Optional Purchase Date, if applicable, until the close of business on such Purchase Date or Optional Purchase Date stating:

               (A) the certificate number of the Security which the Holder will deliver to be purchased,

               (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof,

               (C) that such Security shall be purchased as of the Purchase Date or Optional Purchase Date, as applicable, pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture, and

               (D) in the event the Company elects, pursuant to Section 3.08(b), to pay the Purchase Price to be paid as of the Purchase Date or Optional Purchase Date, as applicable, in whole or in part, in Common Shares and/or the specified TDS Common Equity Securities but such Purchase Price (or portion(s) thereof) shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price (or such portion(s) thereof) in Common Shares and/or such specified TDS Common Equity Securities is not satisfied prior to the close of business on such Purchase Date or Optional Purchase Date, as set forth in Section 3.08(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price (or such portions(s) thereof) for all Securities (or portions thereof) to which such Purchase Notice relates; and

         (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date or Optional Purchase Date, as applicable (together with all necessary endorsements), at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; PROVIDED, HOWEVER, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

          Unless a Holder, in such Holder's Purchase Notice or in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, indicates such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1) as it relates to the applicable portion(s) of such Purchase Price, such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price (or such applicable portion(s) thereof) for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

          The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date or Optional Purchase Date, as applicable, and the time of delivery of the Security.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date or Optional Purchase Date, as applicable, by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          (b)  COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF PURCHASE PRICE.
The Securities to be purchased pursuant to Section 3.08(a) may be paid for, at the election of the Company, in cash, Common Shares or specified TDS Common Equity Securities, or in any combination of cash, Common Shares and specified TDS Common Equity Securities, subject to the conditions set forth in Sections 3.08(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will purchase the Securities for cash, Common Shares or any TDS Common Equity Securities (specifying which TDS Common Equity Securities (the TDS Common Equity Securities so specified are referred to herein as "specified TDS Common Equity Securities")), or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash, Common Shares or the specified TDS Common Equity Securities; PROVIDED that the Company will pay cash for fractional Common Shares or TDS Common Equity Securities. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.08 shall receive the same percentage of cash, Common Shares or the specified TDS Common Equity Securities in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional Common Shares and TDS Common Equity Securities and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Shares or the specified TDS Common Equity Securities because any necessary qualifications or registrations of the Common Shares or the specified TDS Common Equity Securities under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such

Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.08(b) or pursuant to Section 3.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date or Optional Purchase Date, as applicable, any condition to the payment of the Purchase Price, in whole or in part, in Common Shares or the specified TDS Common Equity Securities.

          At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i)  the manner of payment selected by the Company,

         (ii)  the information required by Section 3.08(e),

        (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Shares and/or specified TDS Common Equity Securities, that the conditions to such manner of payment set forth in
     Section 3.08(d) have been or will be complied with, and

         (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

          (c) PURCHASE WITH CASH. As of the Purchase Date or the Optional Purchase Date, as applicable, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price, or such specified percentage thereof, as the case may be, of such Securities. If the Company elects to purchase Securities with cash, the Company Notice, as provided in Section 3.08(e), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date or Optional Purchase Date, as applicable (the "COMPANY NOTICE DATE").

          (d) PAYMENT WITH COMMON SHARES AND/OR TDS COMMON EQUITY SECURITIES. As of the Purchase Date or the Optional Purchase Date, as applicable, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company with a number of Common Shares and/or shares of the specified TDS Common Equity Securities equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such

Securities in cash by (ii) the Market Price of a Common Share (in the case of payment with Common Shares) or a share of such specified TDS Common Equity Securities (in the case of payment with such specified TDS Common Equity Securities), subject to the next succeeding paragraph.

          The Company will not issue or deliver fractional Common Shares or fractional shares of TDS Common Equity Securities in payment of the Purchase Price or the Optional Purchase Price, if applicable. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fractional Common Share or a fractional share of the specified TDS Common Equity Security shall be determined by multiplying the applicable Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of Common Shares or specified TDS Common Equity Securities shall be based on the aggregate amount of Securities to be purchased.

          If the Company elects to purchase the Securities with Common Shares and/or specified TDS Common Equity Securities, the Company Notice, as provided in Section 3.08(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

          The Company's right to exercise its election to purchase the Securities pursuant to Section 3.08 with Common Shares and/or specified TDS Common Equity Securities shall be conditioned upon:

            (i) the Company not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Shares and/or the specified TDS Common Equity Securities as provided herein;

           (ii) the registration of the Common Shares and/or the specified TDS Common Equity Securities to be used in respect of the payment of the specified percentage of the Purchase Price under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), in each case, if required for the initial issuance thereof;

          (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (iv) in the event the Company intends to elect to pay the Purchase Price (or a specified percentage thereof) with specified TDS Common Equity Securities, prior to sending its Company Notice indicating such election, the Company and TDS shall have entered into a duly authorized, validly executed, valid and binding agreement relating to the acquisition of such specified TDS Common Equity Securities on terms permitting the Company to deliver such specified TDS Common Equity Securities in payment of such Purchase Price (or such specified percentage thereof) (A) in accordance with the terms of this Section 3.08, including provisions for (x) any required registration of such specified TDS Common Equity Securities under the Securities Act or the Exchange Act, (y) any required registration or qualification of such specified TDS Common Equity Securities under applicable state securities laws or for the perfection of the availability of an exemption therefrom and (z) the listing or admission to quotation of such specified TDS Common Equity Securities as required by the terms of this Section 3.08), and (B) such that such specified TDS Common Equity Securities are duly authorized, validly issued, fully paid, nonassessable, free of any lien, other encumbrance or adverse claim and not subject to or in violation of any preemptive or similar rights.

           (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Shares and/or the specified TDS Common Equity Securities, as applicable, are in conformity with this Indenture and (B) the Common Shares and/or the specified TDS Common Equity Securities to be used by the Company in payment of the specified percentage of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of such specified percentage of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii), (iii) and (iv) above and the condition set forth in the succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii), (iii) and (iv) above have been satisfied.

The Company may pay the Purchase Price (or any portion thereof) in Common Shares and/or specified TDS Common Equity Securities only if the information necessary to calculate the Market Price of a Common Share (in the case of payment with Common Shares) or a share of the specified TDS Common Equity Securities (in the case of payment with such TDS Common Equity Securities) is published in a daily newspaper of national circulation and only if the Common Shares and/or the specified TDS Common Equity Securities, as applicable, are listed or admitted to trading on a

United States national or regional securities exchange or reported by The Nasdaq Stock Market. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date or Optional Purchase Date, as applicable, and the Company has elected to purchase the Securities pursuant to this Section 3.08 with Common Shares and/or specified TDS Common Equity Securities, the Company shall pay that portion of the Purchase Price of the Securities of such Holder or Holders that would have been paid in Common Shares and/or specified TDS Common Equity Securities (whichever in respect of which such condition has not been met) in cash. On the Business Day following the Purchase Date or Optional Purchase Date, as applicable, the Company shall deliver to the Trustee an Officers' Certificate setting forth the number of Common Shares and/or the specified TDS Common Equity Securities, to be paid for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of a Common Share and/or a share of the specified TDS Common Equity Securities, as applicable, on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the Purchase Date or Optional Purchase Date, as applicable.

          The "MARKET PRICE" means the average of the Sale Prices of the Common Shares or the specified TDS Common Equity Securities, as applicable, for the five trading day period ending on (if the third Business Day prior to the applicable Purchase Date or Optional Purchase Date, as applicable, is a trading day, or if not, then on the last trading day prior to) the third Business Day prior to the Purchase Date or Optional Purchase Date, as applicable, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date or Optional Purchase Date, of (i) in the case of Common Shares, any event described in Section 11.06, 11.07 or 11.08; subject, however, to the conditions set forth in Sections 11.09 and 11.10 or (ii) in the case of the specified TDS Common Equity Securities, any event described in the preceding clause (i), subject to the conditions described in the preceding clause (i), as if such Sections 11.06, 11.07, 11.08, 11.09 and 11.10 had been made applicable to the specified TDS Common Equity Securities, MUTATIS MUTANDIS.

          The "SALE PRICE" of the Common Shares or the specified TDS Common Equity Securities, as applicable, on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Shares or the specified TDS Common Equity Securities, as applicable, are traded or, if the Common Shares or the specified TDS Common Equity Securities, as applicable, are not listed on a United States national or regional securities exchange, as reported on The Nasdaq Stock Market.

          (e) NOTICE OF ELECTION. The Company's notice of election to purchase with cash, Common Shares or specified TDS Common Equity Securities or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 12.02 at the time specified in Section 3.08(c) or (d), as applicable (the "COMPANY NOTICE"). Such Company Notice shall state the manner of payment elected, as set forth in
Section 3.08(b), and shall contain the following information:

          In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Shares and/or specified TDS Common Equity Securities, the Company Notice shall:

          (1) state that each Holder will receive Common Shares and/or the specified TDS Common Equity Securities, as applicable, with a Market Price determined as of a specified date prior to the Purchase Date or Optional Purchase Date, as applicable, equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional Common Shares and/or TDS Common Equity Securities);

          (2) set forth the method of calculating the Market Price of the Common Shares and/or the specified TDS Common Equity Securities; and

          (3) state that because the Market Price of the Common Shares and/or the specified TDS Common Equity Securities will be determined prior to the Purchase Date or Optional Purchase Date, as applicable, Holders will bear the market risk with respect to the value of the Common Shares and/or the specified TDS Common Equity Securities to be received from the date such Market Price is determined to the Purchase Date or Optional Purchase Date, as applicable.

          In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

          (i)  the Purchase Price and the Conversion Rate;

         (ii)  the name and address of the Paying Agent and the Conversion
     Agent;

        (iii) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (iv) that Securities must be surrendered to the Paying Agent to collect payment;

          (v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date or Optional Purchase Date, as applicable, and the time of surrender of such Security as described in (iv);

         (vi)  the procedures the Holder must follow to exercise rights under
     Section 3.08 and a brief description of those rights;

        (vii)  briefly, the conversion rights of the Securities; and

       (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 3.08(a)(1)(D) or Section 3.10).

          The Company Notice in respect of the Purchase Date shall state whether or not the Company is electing to become obligated to purchase Securities, at the option of the Holder thereof, on the Optional Purchase Date.

          At the Company's request set forth in the Officers' Certificate delivered to the Trustee pursuant to Section 3.08(b)(iv), the Trustee shall give such Company Notice in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that, in all cases, the text of such Company Notice shall be prepared by the Company.

          Notwithstanding anything to the contrary contained in this Section 3.08, the Company shall not be obligated to send notice of its election to pay the Purchase Price with cash, Common Shares and/or specified TDS Common Equity Securities or a combination thereof if (i) prior to the Company Notice Date in respect of the Purchase Date, the Company has mailed a notice of redemption in respect of all outstanding Securities in accordance with Section 3.03 and the Redemption Date specified in such notice of redemption is the Purchase Date or
(ii) prior to the Company Notice Date in respect of the Optional Purchase Date, if applicable, the Company has mailed a notice of redemption in respect of all outstanding Securities in accordance with Section 3.03 and the Redemption Date specified in such notice of redemption is on or prior to such Optional Purchase Date. Any such notice of redemption shall further state that as a result of the giving of such notice the Company will not be obligated to give the notice of its election in respect of the Purchase Date or the Optional Purchase Date, as applicable.

          Upon determination of the actual number of Common Shares and/or of shares of the specified TDS Common Equity Securities to be issued for each $1,000 Principal Amount at Maturity of Securities, the Company will publish such determination in a daily newspaper of national circulation.

          (f) COVENANTS OF THE COMPANY. All Common Shares delivered upon purchase of Securities shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company shall use its best efforts to list or cause to have quoted any Common Shares to be issued to purchase Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Shares are then listed or quoted.

          All TDS Common Equity Securities delivered by the Company upon purchase of Securities shall be, to the best of the Company's knowledge, duly authorized, validly issued, fully paid and nonassessable, free of any lien, other encumbrance or adverse claim and not subject to nor in violation of any preemptive or similar rights.

          The Company shall use its best efforts to cause TDS to list or cause to have quoted any TDS Common Equity Securities to be used by the Company to purchase Securities on each national securities exchange or over-the-counter or other domestic market on which such TDS Common Equity Securities are then listed or quoted.

          (g) PROCEDURE UPON PURCHASE. The Company shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests, as applicable), Common Shares or the specified TDS Common Equity Securities, or a combination thereof, as applicable, at the time and in the manner as provided in
Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the Purchase Date or Optional Purchase Date, as applicable, the Company shall deliver to each Holder entitled to receive Common Shares and/or specified TDS Common Equity Securities through the Paying Agent, a certificate (or certificates in the case of payment of both Common Shares and specified TDS Common Equity Securities) for the number of Common Shares and/or specified TDS Common Equity Securities payable in payment of the Purchase Price and cash in lieu of any fractional Common Shares or TDS Common Equity Securities. The person in whose name the certificate or certificates for Common Shares and/or specified TDS Common Equity Securities is registered shall be treated as a holder of record of such Common Shares and/or specified TDS Common Equity Securities on the Business Day following the Purchase Date or Optional Purchase Date, as applicable. Subject to Section 3.08(d), no payment or adjustment will be made for dividends or other distributions on the Common Shares and/or the specified TDS Common Equity Securities the record date for which occurred on or prior to the Purchase Date or Optional Purchase Date, as applicable.

          (h) TAXES. If a Holder of a Security is paid in Common Shares and/or TDS Common Equity Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such payment of Common Shares and/or TDS Common Equity Securities. However, the Holder shall pay any such tax which is due because the Holder requests the Common Shares and/or TDS Common Equity Securities to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Shares and/or TDS Common Equity Securities being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Common Shares and/or TDS Common Equity Securities are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

          SECTION 3.09. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL. (a) If on or prior to June 15, 2000 there shall have occurred a Change in Control, Securities shall be purchased by the Company, at the option of the Holder thereof, at the purchase price specified in paragraph 6 of the Securities (the "CHANGE IN CONTROL PURCHASE PRICE"), as of the date that is 35 Business Days after the occurrence of the Change in Control (the "CHANGE IN CONTROL PURCHASE DATE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

     A "CHANGE IN CONTROL" shall be deemed to have occurred at such time as any of the following events shall occur:

         (i) There is a report filed on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 3.09 only, as the term "PERSON" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (for purposes of this Section 3.09, as the term "BENEFICIAL OWNER" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the combined voting power of all of the Company's then outstanding equity securities (of all classes or series) or such other Capital Stock of the Company into which such equity securities are reclassified or changed; PROVIDED, HOWEVER, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;


          (ii) the number of outstanding Common Shares (or such other class or series of Capital Stock of the Company into which the Common Shares are reclassified or changed) the beneficial owners of which are not Affiliates of the Company is at any time reduced to less than ten million (such number to be appropriately adjusted to reflect the impact of any transaction of the type described in Section 11.06(1), (2) or (3), including in connection with any such reclassification or change) as a result of acquisitions of Common Shares (or such other Capital Stock) by, or in concert with, (A) the Company, (B) TDS, (C) any of their Subsidiaries, Affiliates, employee stock ownership plans or employee benefit plans or (D) LeRoy T. Carlson, his family members (meaning his spouse, siblings and lineal descendants), estate and heirs and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs (collectively, the "CARLSON FAMILY").

          (iii) There shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation or (B) pursuant to which the Common Shares would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Common Shares and Series A Common Shares immediately prior to the consolidation or merger have, directly or indirectly, 50% or more of the combined voting power of the common equity securities of the continuing or surviving corporation immediately after such consolidation or merger; or

          (iv) TDS and its Subsidiaries cease to collectively be beneficial owners of at least 50% of (A) the total of the Common Shares and Series A Common Shares (or such other classes or series of Capital Stock of the Company into which such Common Shares or Series A Common Shares are reclassified or changed) then outstanding or (B) the combined voting power of all of the Company's then outstanding equity securities (of all classes or series) or such other Capital Stock of the Company into which such equity securities are reclassified or changed (treating any Common Shares held by the custodian pursuant to the Custodian Agreement (the "CUSTODIAN AGREEMENT"), dated
     June 8, 1995, between TDS and Harris Trust and Savings Bank, as custodian, and any Common Shares lent pursuant to the Securities Loan Agreement (the "SECURITIES LOAN AGREEMENT"), dated June 13, 1995, between Merrill Lynch, Pierce, Fenner & Smith Incorporated and TDS, or any successor agreement or agreements entered into by TDS with substantially similar terms, as being beneficially owned by TDS for purposes of (A) or
     (B) above) (the event or transaction giving rise to such circumstances described in (A) or (B) above being referred to as the "Designated Transaction") and, in either case (A) or (B), there shall occur a Rating Decline within the time period described below in the definition of "Rating Decline" and with a Reference Date occurring on or prior to June 15, 2000.

Notwithstanding the foregoing provisions of this Section 3.09, except as described in clauses (ii), (iii) or (iv) of the above definition of Change in Control, a Change in Control shall not be deemed to have occurred by virtue of
(A) TDS, (B) the Company, (C) their subsidiaries, (D) their employee stock ownership plans or any of their other employee benefit plans, (E) the Carlson Family or (F) any person holding any of the Company's outstanding equity securities (of all classes or series) or other Capital Stock of the Company into which such equity securities are reclassified or changed for or pursuant to the terms of any such employee benefit plan, in any such case, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of any of the Company's outstanding equity securities (of any or all classes or series) or such other Capital Stock of the Company into which such equity securities are reclassified or changed, whether in excess of 50% or otherwise.

          "ASSOCIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

     A "Rating Decline" will be deemed to have occurred if, on any date within the period (the "Rating Period") beginning on the date (the "Reference Date") of the earlier to occur of (a) the first public announcement by TDS, the Company or any other person of an intention to effect the Designated Transaction and (b) the occurrence of such Designated Transaction and ending on the date that is 60 days after the later to occur of (A) the occurrence of such Designated Transaction and (B) the first public announcement by TDS, the Company or any other person of the occurrence of such

Designated Transaction, either of the following events has occurred: (i) the Securities shall be rated by any Rating Agency at any time during the Rating Period at a rating which is lower than the rating of the Securities by such Rating Agency on the Rating Date by more than one gradation (including gradations within Rating Categories as well as between Rating Categories) or
(ii) any Rating Agency shall have withdrawn its rating of the Securities during the Rating Period.

     "Rating Agency" means Standard & Poor's Corporation and its successors ("S&P"), and Moody's Investors Service, Inc. and its successors ("Moody's"), or, if S&P or Moody's, or both, shall not make a rating of the Securities publicly available, a nationally recognized United States statistical rating agency or agencies, substituted by the Company, with written notice to the Trustee, for S&P or Moody's, or both, as the case may be.

     "Rating Category" means each major rating category symbolized by (x) in the case of S&P, AAA, AA, A, BBB, BB, B, CCC, CC and C and each such Rating Category shall include pluses or minuses ("gradations") modifying such capital letters;
(y) in the case of Moody's, Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C and each such Rating Category shall include added numerals such as 1, 2 or 3 ("gradations") modifying such letters; and (z) with respect to any other Rating Agency, comparable or equivalent symbols. "Rating Date" is defined as the date that is 60 days prior to the Reference Date.

          (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

          (1) briefly, the events causing a Change in Control and the date of such Change in Control;

          (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

          (3)  the Change in Control Purchase Date;

          (4)  the Change in Control Purchase Price;

          (5)  the name and address of the Paying Agent and the Conversion
     Agent;

          (6)  the Conversion Rate and any adjustments thereto;

          (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (8) that Securities must be surrendered to the Paying Agent to collect payment;

          (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such security as described in (8);

          (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

          (11)  briefly, the conversion rights of the Securities; and

          (12)  the procedures for withdrawing a Change in Control Purchase
     Notice.

          (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a "CHANGE IN CONTROL PURCHASE NOTICE") to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:

          (1) the certificate number of the Security which the Holder will deliver to be purchased;

          (2) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

          (3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities.

          The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; PROVIDED, HOWEVER, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.09.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

          SECTION 3.10. EFFECT OF PURCHASE NOTICE OR CHANGE IN CONTROL PURCHASE NOTICE. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

          A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase

Notice, as the case may be, at any time prior to the close of business on the Purchase Date, Optional Purchase Date, if applicable, or the Change in Control Purchase Date, as the case may be, specifying:

          (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

          (2) the Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

          (3) the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

          A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

          There shall be no purchase of any Securities pursuant to Section 3.08 (other than through the issuance of Common Shares and/or specified TDS Common Equity Securities in payment of the Purchase Price, including cash in lieu of fractional shares) thereof or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may
be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          SECTION 3.11. DEPOSIT OF PURCHASE PRICE OR CHANGE IN CONTROL PURCHASE PRICE. Prior to 1:00 p.m. (local time in the City of New York) on the Business Day following the Purchase Date, the Optional Purchase Date, as applicable, or the Change in

Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) or securities, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date, Optional Purchase Date or Change in Control Purchase Date, as the case may be.

          SECTION 3.12. SECURITIES PURCHASED IN PART. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

          SECTION 3.13. COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply, and use its best efforts to cause TDS to comply with respect to any TDS Common Equity Securities, with all Federal and state securities laws so as to permit the rights and obligations under Sections
3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

          SECTION 3.14. REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company any cash, Common Shares or TDS Common Equity Securities that remain unclaimed as provided in paragraph 13 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash, Common Shares or TDS Common Equity Securities deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Optional Purchase Date, as applicable, or Change in Control Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Optional Purchase Date, as applicable, or Change in Control Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).


                                    ARTICLE 4

                                    COVENANTS

          SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of conversion in accordance with Article 11, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the Purchase Date or Optional Purchase Date, as applicable, or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or, if permitted hereunder, securities sufficient to pay all such amounts then due.

          The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

          SECTION 4.02. SEC AND OTHER REPORTS. The Company shall file with the Trustee, within 15 days after it files such with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA
Section 314(a).

          SECTION 4.03. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 1995) an Officers' Certificate stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions, covenants or conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          SECTION 4.04. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 4.05. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the agent of the Trustee, at 77 Water Street, 4th Floor, New York, New York 10005, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

          The Company shall furnish to the Trustee on or before December 15 of each year during which the Securities are outstanding, such information as may be requested by the Trustee in order that the Trustee may prepare the information which is required to be reported for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include and the Company shall provide the amount of Original Issue Discount includable in income for each $1,000 of Principal Amount at Maturity of the Securities for the year in which such information is required to be furnished to the Trustee.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION

          SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:

          (a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company (i) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such properties and assets were owned by the Company, would constitute a transfer of all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of (i) a lease of its properties and assets substantially as an entirety and (ii) obligations the Company may have under a supplemental indenture pursuant to Section 11.14, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

          SECTION 6.01.  EVENTS OF DEFAULT.  An "EVENT OF DEFAULT" occurs if:

          (1) the Company defaults in the payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, or defaults in the payment of cash in accordance with Article 11 upon conversion of any Security, in all cases whether or not such payment shall be prohibited by Article 10;

          (2) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1) above or clause (6) below) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (3) a default shall occur under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate outstanding principal amount of in excess of $25,000,000, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have been due and payable, without such indebtedness having been discharged, such acceleration having been rescinded or annulled or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness, in each case within a period of 20 days after receipt by the Company of a Notice of Default;

          (4) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (D)  makes a general assignment for the benefit of its creditors;

               (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (F) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

          (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

               (B) appoints a Custodian of the Company or for any substantial part of its property; or

               (C)  orders the winding up or liquidation of the Company;

     and the order or decree remains unstayed and in effect for 60 days; or

          (6) The Company fails to deliver Common Shares (or cash in lieu of fractional Common Shares) when such Common

     Shares (or cash in lieu of fractional Common Shares) are required to be delivered by the Company in accordance with Article 11 upon conversion of any Security (including a failure by the Company to deliver Common
     Shares (or cash in lieu of fractional Common Shares) in accordance with
     Article 11 following a failure by the Standby Share Deliverer to make a required delivery of Common Shares (or cash in lieu of fractional
     Common Shares) pursuant to a Common Share Delivery Arrangement) and such failure continues for 10 days.



          "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (2) or clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (2) or clause (3) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT".

          The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (2) or clause (3) above, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(4) or (5)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price plus accrued Original Issue Discount through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price plus accrued Original Issue Discount shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) occurs and is continuing, the Issue Price plus accrued Original Issue Discount on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except
(a) an Event of Default described in Section 6.01(1) or (6) or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders (it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or would involve the Trustee in personal liability. The Trustee shall be entitled to indemnification satisfactory to it against losses or expenses caused by the taking of such action. This

Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such
Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

          (5) the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

          SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, but subject to Article 10, the right of any Holder to receive payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of a conversion in accordance with Article 11, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 6.01(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of a conversion in accordance with Article 11, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of a conversion in accordance with Article 11, Redemption Price, Purchase Price, Change in Control Purchase Price, or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the advances, reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel or any other amounts due the Trustee under
     Section 7.07) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding;

provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

          SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST: to the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 7.07;

          SECOND:  to holders of Senior Indebtedness to the extent required by
     Article 10;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of conversions in accordance with
     Article 11, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

          FOURTH:  the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

          SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 6.12. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of a conversion in accordance with Article 11, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     TRUSTEE

          SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

               (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1)  this paragraph (c) does not limit the effect of paragraph
     (b) of this Section 7.01;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate security and indemnity against such risk or liability are not reasonably assured to it.

          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee (acting in any capacity hereunder) nor the Paying Agent shall be under any liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

          SECTION 7.02. RIGHTS OF TRUSTEE. Subject to its duties and responsibilities under the TIA,

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

          (h) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, officer's certificate, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; PROVIDED, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liability likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand.

          (i) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required.

          (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (k) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

          (l) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.



          (m) Except for (i) a default under Section 6.01(1) or (6) hereof, and (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.



          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement or prospectus for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

          SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described either in Section 6.01(1) or Section 6.01(6), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. To the extent required by the TIA, within 60 days after each May 15 and commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA
Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange on which the Securities are listed. The Company agrees to notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

          SECTION 7.07.  COMPENSATION AND INDEMNITY.  The Company agrees:

          (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including, without limitation, any liability whatsoever related to the violations of federal or state securities laws and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, on, or cash in respect of a conversion of, particular Securities.

          The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(4) or (5), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.08. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee at any time without the consent of any Holder of Securities, provided that no Event of Default, or event which following notice or the passage of time or both would constitute an Event of Default, shall then exist with respect to the Securities and such removal does not adversely affect the interests of any Holder of Securities. The Company shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

          SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms of the Securities, securities sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

               SECTION 8.02. REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to the money or securities notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.


                                    ARTICLE 9

                                   AMENDMENTS

          SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

          (1)  to cure any ambiguity, omission, defect or inconsistency;

          (2)  to comply with Article 5 or Section 11.14;

          (3) to provide for uncertificated Securities in addition to certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

          (4) to eliminate the Company's option to pay cash in lieu of delivering Common Shares upon conversion of Securities (other than cash in lieu of fractional shares and except with respect to such elections already made by the Company to so pay cash) or to eliminate the Company's option to enter into Common Share Delivery Arrangements in respect of conversions of Securities pursuant to Section 11.19 (except for those Common Share Delivery Arrangements already entered into);

          (5) to make any change that does not adversely affect the rights of any Securityholder; or

          (6) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

          SECTION 9.02. WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities in any manner. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

          (1) make any change to the Principal Amount at Maturity of Securities whose Holders must consent to an amendment;

          (2) make any change in the manner or rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Securities or extend the time for payment of Original Issue Discount or interest, if any, on any Security;

          (3) reduce the Principal Amount at Maturity or the Issue Price of or extend the Stated Maturity of any Security;

          (4) reduce the amount of cash the Company must pay in respect of a conversion of any Security in accordance with Article 11 or the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security;

          (5) make any Security payable in money or securities other than that stated in the Security;

          (6) make any change in Article 10 that adversely affects the rights of any Securityholder;

          (7) make any change in Section 6.04, Section 6.07 or this Section 9.02, except to increase any percentage set forth therein;

          (8) make any change that materially adversely affects the right to convert any Security (including the right to receive cash in lieu of Common Shares upon conversion in accordance with the terms of Article 11, other than the elimination of the Company's option to pay cash in lieu of delivering Common Shares or to enter into Common Share Delivery Arrangements upon conversion of Securities, as set forth in
     Section 9.01(4)); or

          (9) make any change that materially adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture (including, without limitation, the right to receive cash in lieu of or in combination with Common Shares and/or specified TDS Common Equity Securities upon purchase by the Company at the option of the Holders of Securities in accordance with Section 3.08).

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section 9.02 or Section 9.01 may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the requisite holders of such Senior Indebtedness consent to such change pursuant to the terms of such Senior Indebtedness.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

          SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the

Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

          SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

          SECTION 9.06. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


                                   ARTICLE 10

                                  SUBORDINATION

          SECTION 10.01. SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS. The Company covenants and agrees, and each Holder of a Security by such Holder's acceptance thereof likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the indebtedness represented by the Securities and the payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue

Discount, cash in respect of a conversion (other than cash in lieu of fractional shares upon conversion), Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, in respect of each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

          "SENIOR INDEBTEDNESS" means the principal of (and premium, if any) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law (including, with respect to the Amended and Restated Term Loan Agreement, dated as of December 22, 1994, between the Company and NTFC Capital Corporation (and any other Debt if the instrument creating or evidencing the same expressly provides therefor), such interest whether or not allowed as a claim in such proceeding, but, with respect to all other Debt, only to the extent allowed or permitted to the holder of such Debt against the bankruptcy or other insolvency estate of the Company in such proceeding)) and fees, expenses, reimbursement obligations, indemnity obligations and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by the Company, whether outstanding on the date of the Indenture or thereafter incurred, assumed or guaranteed and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any such Debt; PROVIDED, HOWEVER, that the following will not constitute Senior Indebtedness: (a) any Debt if the instrument creating the same or evidencing the same or pursuant to which the same is outstanding expressly provides (i) that such Debt shall not be senior in right of payment to the Securities, or (ii) that such Debt shall be subordinated to any other Debt of the Company, unless such instrument expressly provides that such Debt shall be senior in right of payment to the Securities; and (b) any Debt of the Company in respect of the Securities.

          SECTION 10.02. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. Upon any distribution of assets of the Company in the event of

          (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or

          (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

          (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event

          (1) the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the Holders of the Securities are entitled to receive any payment on account of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of a conversion (other than cash in lieu of fractional shares upon conversion) Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities; and

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 10, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Securities, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          In the event that, notwithstanding the foregoing provisions of this
Section 10.02, the Company shall have made payment to the Trustee or directly to the Holder of any Security of any payment or distribution of assets of the Company of any kind or character, whether such payment shall be in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall then have been made known to the Trustee as provided in Section 10.10 or such Holder, as the case may be, pursuant to the terms of this Indenture, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, Custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          For purposes of this Article 10 only, the words "CASH, PROPERTY OR SECURITIES" shall not be deemed to include shares of Capital Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article 10 with respect to the Securities, to the payment of all Senior Indebtedness which may at the time be outstanding; provided, however, that (i) Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

          The consolidation of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 10.02 if the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

          SECTION 10.03. ACCELERATION OF SECURITIES. In the event that any Securities are declared due and payable before their Stated Maturity pursuant to
Section 6.02, then and in such event the Company shall promptly, and in any event within ten Business Days of the occurrence thereof, notify holders of Senior Indebtedness of such acceleration. The Company may not make any payment on the Securities until 120 days have passed after such notice of acceleration is given to holders of Senior Indebtedness and may thereafter pay the Securities if this Article 10 permits the payment at that time.

          In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or directly to the Holder of any Securities prohibited by the foregoing provisions of this Section 10.03, and if such facts shall, at or prior to the time of such payment, have been made known to the Trustee as provided in Section 10.10 or such Holder, as the case may be, pursuant to the terms of this Indenture, then and in such event such payment shall be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of Senior Indebtedness.


          The provisions of this Section 10.03 shall not apply to any payment with respect to which Section 10.02 would be applicable.

          SECTION 10.04. DEFAULT ON SENIOR INDEBTEDNESS. The Company may not make any payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of conversion (other than cash in lieu of fractional shares upon conversion), Redemption Price, Change in Control Purchase Price or interest, if any, in respect of the Securities and may not pay cash in respect of the Purchase Price (or portion thereof) of any Security (other than for fractional shares) or otherwise acquire any Securities for cash or property (except as otherwise provided by Article 11 with respect to the conversion of Securities for Common Shares (and for cash in lieu of fractional shares upon conversion) and otherwise for Capital Stock of the Company) if:

          (1) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate its maturity; and

          (2) the default is the subject of judicial proceedings or the Company receives a notice of default thereof from any person who may give such notice pursuant to the instrument evidencing or document governing such Senior Indebtedness. If the Company receives any such notice, then a similar notice received within nine months thereafter relating to the same default (as distinguished from a subsequent default, including a subsequent default of the same provision) on the same issue of Senior Indebtedness shall not be effective for purposes of this Section 10.04.

          The Company may resume payments on the Securities and may acquire Securities if and when:

          (A) the default is cured or waived in accordance with the terms of such Senior Indebtedness; or

          (B) in the case of defaults on Senior Indebtedness other than payment defaults, 120 or more days pass after the receipt by the Company of the notice described in clause (2) above and the default is not then the subject of judicial proceedings; and
this Article 10 otherwise permits the payment or acquisition at that time.

          In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 10.04, and if such facts shall, at or prior to the time of such payment, have been made known to the Trustee as provided in
Section 10.10 or such Holder, as the case may be, pursuant to the terms of this Indenture, then and in such event such payment shall be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of the Senior Indebtedness.

          Nothing contained in this Article 10 or elsewhere in this Indenture or in any of the Securities shall prevent the conversion by a Holder of any Securities in accordance with the provisions for conversion of such Securities set forth in this Indenture, including the payment of cash in lieu of fractional Common Shares in accordance with Article 11, or in any of such Securities in the event of an occurrence of the events described in clauses (1) and (2) of this
Section 10.04; provided that upon such conversion the Company (or, in the case of a Common Share Delivery Arrangement, the Standby Share Deliverer or, in the case of a failure by the Standby Share Deliverer to so deliver, the Company in accordance with Article 11) delivers Common Shares and not cash (other than cash in lieu of fractional shares upon such conversion).

          The provisions of this Section 10.04 shall not apply to any payment with respect to which Section 10.02 would be applicable.

          SECTION 10.05. PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article 10 or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 10.02 or under the conditions described in
Section 10.03 or 10.04, from making payments at any time of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of conversion in accordance with Article 11, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, in respect of the Securities, or (b) the application by the Trustee or the retention by any Holder of any money deposited with it hereunder to the payment of or on account of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of conversion in accordance with
Article 11, Redemption Price, Purchase Price, Change in Control Purchase

Price or interest, if any, as the case may be, in respect of the Securities if the Trustee did not have, at the time provided in the proviso to the first paragraph of Section 10.10, notice that such payment would have been prohibited by the provisions of this Article 10.

          SECTION 10.06. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 10 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities applicable to the Senior Indebtedness until the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of conversion in accordance with Article 11, Redemption Price, Purchase Price or Change in Control Purchase Price or interest, if any, as the case may be, in respect of the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this
Article 10, and no payments pursuant to the provisions of this Article 10 to the Company or to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          SECTION 10.07. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall

          (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of conversion in accordance with
     Article 11, Redemption Price, Purchase Price, Change in Control Purchase Price, and interest, if any, as the case may be, in respect of the Securities as and when the same shall become due and payable in accordance with the terms of the Securities and this Indenture and which, subject to the rights under this Article 10 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company; or

          (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than holders of Senior Indebtedness; or

          (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Trustee or such Holder.

          SECTION 10.08. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of a Security by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

          SECTION 10.09. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of, or notice to, the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

          SECTION 10.10. NOTICE TO TRUSTEE. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities or that would permit the resumption of any such payment. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities or that would permit the resumption of any such payment, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if a Responsible Officer of the Trustee shall not have received, at least two Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash in respect of conversion in accordance with Article 11, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, in respect of any Security), the notice with respect to such money provided for in this Section 10.10, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

          Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the right of such person to receive such payment.

          SECTION 10.11. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of
Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

          SECTION 10.12. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness or of any facts that would prohibit any payment hereunder or that would permit the resumption of any such payment unless a Responsible Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth in Section 12.02. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this
Article 10 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

          SECTION 10.13. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.14. ARTICLE 10 APPLICABLE TO PAYING AGENTS AND CONVERSION AGENTS. In case at any time any Paying Agent or Conversion Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this
Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent or Conversion Agent, as the case may be, within its meaning as fully for all intents and purposes as if such Paying Agent or Conversion Agent, as the case may be, were named in this
Article 10 in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Sections 10.10 and 10.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent or Conversion Agent, as the case may be.


                                   ARTICLE 11

                                   CONVERSION



          SECTION 11.01. CONVERSION PRIVILEGE. A Holder of a Security may convert such Security into Common Shares at any time during the period stated in paragraph 9 of the Securities. The number of Common Shares issuable upon conversion of a Security per $ 1,000 of Principal Amount at Maturity thereof (the "CONVERSION RATE") shall be that set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth. Such right of Holders to convert Securities into Common Shares is subject to the Company's right to elect to pay a Holder surrendering a Security pursuant to this Article 11 the amount of cash set forth in the next succeeding sentence, in lieu of delivering such Common Shares; provided that if such payment of cash is not allowed pursuant to the provisions of the Indenture or otherwise, the Company (or the Standby Share Deliverer in accordance with terms of Section 11.19) shall deliver Common Shares (and cash in lieu of fractional Common Shares) in accordance with this Article 11, whether or not the Company has delivered its notice of whether such Security shall be converted into Common Shares or cash pursuant to Section 11.02. The amount of cash to be paid in lieu of Common Shares pursuant to such election by the Company per $1,000 Principal Amount at Maturity of a Security upon conversion of such Security shall be equal to the Sale Price of a Common Share on the trading day immediately prior to the Conversion Date multiplied by the Conversion Rate in effect on such trading day, as adjusted in accordance with this Article 11 and as further adjusted to reflect adjustments thereto calculated pursuant to the terms of this
Article 11 with respect to events (i) that give rise to an adjustment to the Conversion Rate pursuant to the terms of this Article 11 which has not become effective on or prior to such trading day and (ii) with respect to which the Time of Determination has occurred.



          The Company shall not pay cash in lieu of delivering Common Shares upon the conversion of any Security pursuant to the terms of this Article 11 (other than cash in lieu of fractional shares pursuant to Section 11.03) (i) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether such Security shall be converted into Common Shares or cash pursuant to Section 11.02) and is continuing an Event of Default (other than a default in such payment on such Securities) and (ii) unless the Common Shares are listed or admitted to trading on a United States national or regional securities exchange or reported on The Nasdaq Stock Market.

          A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

          "QUOTED PRICE" means, for any given day, the last reported per share sale price (or, if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day of the Common Shares as reported in the composite transactions for the principal United States securities exchange upon which the Common Shares are listed, or, if the Common Shares are not listed on a United States national or regional securities exchange, as quoted on The Nasdaq Stock Market or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Quoted Price on the basis of such quotations as it considers appropriate.

          "AVERAGE QUOTED PRICE" means the average of the Quoted Prices of the Common Shares for the shortest of

          (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated, or

          (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or
     (b) the distribution, in each case, in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days), or

          (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 11.06(4), 11.07 or
     11.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days).

          In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 11.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Quoted Price of the Common Shares during such period.

          "TIME OF DETERMINATION" means the time and date of the earlier of (i) the determination of shareholders entitled to receive rights, warrants or options or a dividend or distribution, in each case, to which Section 11.06,
11.07 or 11.08 applies and (ii) the time ("EX-DIVIDEND TIME") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or dividend or distribution on the American Stock Exchange or such other national or regional exchange or market on which the Common Shares are then listed or quoted.

          SECTION 11.02. CONVERSION PROCEDURE. To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "CONVERSION DATE"). Within two Business Days after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether Common Shares (and cash in lieu of fractional shares) or cash shall be delivered to such Holder in connection with such conversion. If Common Shares are to be delivered to the Holder pursuant to a Common Share Delivery Arrangement, such notice shall inform the Holder that the delivery of Common Shares in connection with such conversion may constitute a taxable event to such Holder because the Common Shares are being delivered by the Standby Share Deliverer. If the Company shall have notified the Holder that Common Shares (and cash in lieu of fractional shares) shall be delivered, the Company (except as set forth in Section 11.19 in connection with a conversion to be executed pursuant to a Common Share Delivery Arrangement) shall deliver to the Holder as soon as practicable following such Conversion Date, through the Conversion Agent, a certificate for the number of full
Common Shares to be delivered upon conversion and cash in lieu of any fractional share determined pursuant to Section 11.03. If the Company shall have notified the Holder that such Security shall be converted into cash, the Company shall deliver to the Holder surrendering such Securities, through the Conversion Agent, the amount of cash payable upon such conversion no later than the fifth Business Day following such Conversion Date. If (i) the Company shall have notified the Holder that such Security shall be converted into cash, (ii) such payment of cash is not allowed pursuant to the provisions of the Indenture or otherwise and (iii) the Company has arranged for such conversion to be executed pursuant to a Common Share Delivery Arrangement, the Company shall promptly (but no later than five Business Days after the Conversion Date) deliver to the Holder, through the Conversion
Agent, written notice that Common Shares (and cash in lieu of fractional shares) shall be delivered to such Holder in connection with such Conversion and that the delivery of Common Shares in connection with such Conversion may constitute a taxable event to such Holder because the Common Shares are being delivered by the Standby Share Deliverer. The person in whose name the certificate described in the third preceding sentence is registered shall be treated as a shareholder of record on and after the Conversion Date;
PROVIDED, HOWEVER, that no surrender of a Security on any date when the share transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the Common Shares upon such conversion as the record holder or holders of such Common Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Common Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such share transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the share transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.



          No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Shares except as provided in this
Article 11. On conversion of a Security (other than a conversion executed pursuant to delivery of Common Shares (and cash in lieu of fractional shares) by the Standby Share Deliverer pursuant to a Common Share Delivery Arrangement), that portion of accrued Original Issue Discount attributable to the period from the Issue Date of the Security through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Shares (together with the cash payment, if any, in lieu of any fractional Common Shares) or of cash, as the case may be, in exchange for the Security being converted pursuant to the provisions hereof; and, if the Company delivers Common Shares (and cash in lieu of fractional shares) upon conversion of Securities, the fair market value of such Common Shares (together with any such cash payment in lieu of any fractional Common Shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Shares (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

          If the Holder converts more than one Security at the same time, the number of Common Shares deliverable or the amount of cash to be paid, as the case may be, upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

          Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

          If the last day on which a Security may be converted is not a Business Day, the Security may be surrendered on the next succeeding day that is a Business Day.

          SECTION 11.03. FRACTIONAL SHARES. Fractional Common Shares will not be delivered upon conversion of a Security. Instead, the Company (or the Standby Share Deliverer, through the Conversion Agent, in the case of a Common Share Delivery Arrangement) will deliver cash for the current market value of such fractional share. The current market value of a fractional Common Share shall be determined, to the nearest 1/1,000th of a Common Share, by multiplying the Quoted Price, on the last trading day prior to the Conversion Date, of a full Common Share by the fractional amount and rounding the product to the nearest whole cent.



          SECTION 11.04.  TAXES ON CONVERSION.  If a Holder converts
(including pursuant to a Common Share Delivery Arrangement) a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of Common Shares upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the Common Shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the Common Shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

          SECTION 11.05. COMPANY TO PROVIDE COMMON SHARES. The Company shall, prior to issuance of any Securities under this Article 11, and from time to time as may be necessary, reserve out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the conversion of all of the outstanding Securities for Common Shares (assuming no conversions are to be executed pursuant to a Common Share Delivery Arrangement).

          Except in the case of Common Shares delivered by the Standby Share Deliverer pursuant to a Common Share Delivery Arrangement, all Common Shares delivered upon conversion of the Securities shall be newly issued Common Shares or treasury Common Shares. All Common Shares delivered upon conversion of the Securities shall be duly and validly issued and fully paid and nonassessable, shall not be subject to nor violate any preemptive rights and shall be free of any lien or adverse claim.

          The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of Common Shares upon conversion of Securities, if any, and will list or cause to have quoted such Common Shares on each national securities exchange or in the over-the-counter market or such other market on which the Common Shares are then listed or quoted.

          SECTION 11.06. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If, after the Issue Date of the Securities, the Company:

          (1) pays a dividend or makes a distribution on its Common Shares in Common Shares;

          (2) subdivides its outstanding Common Shares into a greater number of Common Shares;

          (3) combines its outstanding Common Shares into a smaller number of Common Shares;

          (4) pays a dividend or makes a distribution on its Common Shares in shares of its Capital Stock (other than Common Shares or rights, warrants or options for its Capital Stock); or

          (5) issues by reclassification of its Common Shares any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock), then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 11 with respect to the Common Shares, on terms comparable to those applicable to Common Shares in this Article 11.

          SECTION 11.07. ADJUSTMENT FOR RIGHTS ISSUE. If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Shares entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase Common Shares at a price per Common Share less than the Quoted Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

          R'  =  R x      (O + N)
                      ---------------
                      (O + (N x P)/M)

     where:

     R' =the adjusted Conversion Rate.

     R  =the current Conversion Rate.

     O = the number of Common Shares outstanding on the record date for the distribution to which this Section 11.07 is being applied.

     N = the number of additional Common Shares offered pursuant to the distribution.

     P  = the exercise price per share of the additional Common Shares.

     M = the Average Quoted Price, MINUS, in the case of (i) a distribution to which Section 11.06(4) applies or (ii) a distribution to which Section
          11.08 applies, for
          which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 11.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.07 applies, the fair market value (on the record date for the distribution to which this Section 11.07 applies) of the

          (1) Capital Stock of the Company distributed in respect of each Common Share in such Section 11.06(4) distribution and

          (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each Common Share in such Section 11.08 distribution.

     The Board of Directors shall determine fair market values for the purposes of this Section 11.07.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 11.07 applies. If all of the Common Shares subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of Common Shares issued upon the exercise of such rights, warrants or options.

          No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R' that is equal to or less than the value of R.

          SECTION 11.08. ADJUSTMENT FOR OTHER DISTRIBUTIONS. If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Shares any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 11.06 and distributions of rights, warrants or options referred to in Section 11.07 and
(y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 11.08, in accordance with the formula:

                          R'  =  R x  M
                                      -
                                     M-F

where:

     R' =the adjusted Conversion Rate.

     R  =the current Conversion Rate.

     M = the Average Quoted Price, MINUS, in the case of a distribution to which Section 11.06(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this
          Section 11.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.08 applies, the fair market value (on the record date for the distribution to which this Section 11.08 applies) of any Capital Stock of the Company distributed in respect of each Common Share in such Section 11.06(4) distribution.

     F = the fair market value (on the record date for the distribution to which this Section 11.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each Common Share in the distribution to which this Section 11.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

     The Board of Directors shall determine fair market values for the purposes of this Section 11.08.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.08 applies.

          For purposes of this Section 11.08, the term "EXTRAORDINARY CASH DIVIDEND" shall mean any cash dividend with respect to the Common Shares the amount of which, together with the aggregate amount of cash dividends on the Common Shares to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in item (i) or (ii) below:

          (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Shares, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Shares with Ex-Dividend Times occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 12.5% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 85 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period MINUS (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 11.08.

          (ii) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Shares, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Shares with Ex-Dividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 25% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period MINUS
     (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this
     Section 11.08.

          In making the determinations required by items (i) and (ii) above, the amount of cash dividends paid on a per share basis and the average of the Quoted Prices, in each case during the period specified in item (i) or (ii) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 11.06.

          In the event that, with respect to any distribution to which this
Section 11.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 11.08 shall not be made and in lieu thereof the provisions of Section 11.14 shall apply to such distribution.

          SECTION 11.09. WHEN ADJUSTMENT MAY BE DEFERRED. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

          SECTION 11.10. WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08 or 11.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Shares participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

          No adjustment need be made for rights to purchase Common Shares pursuant to a Company plan for reinvestment of dividends or interest.

          No adjustment need be made for a change in the par value or no par value of the Common Shares.

          To the extent the Securities become convertible pursuant to the terms of Section 11.06, 11.07, 11.08 or 11.14, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          SECTION 11.11. NOTICE OF ADJUSTMENT. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

          SECTION 11.12. VOLUNTARY INCREASE. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee, and the Conversion Agent and the Standby Share Deliverer a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

          A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06, 11.07 or 11.08.

          SECTION 11.13.  NOTICE OF CERTAIN TRANSACTIONS.  If:

          (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or 11.08 (unless no adjustment is to occur pursuant to Section 11.10); or

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.14; or

          (3)  there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

          SECTION 11.14. REORGANIZATION OF COMPANY; SPECIAL DISTRIBUTIONS. If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Shares immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Shares, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

          The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security into Common Shares immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction;
(ii) made no election with respect to the type or types of consideration such Holder would have received immediately after such transaction; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

          If this Section applies, neither Section 11.06 nor 11.07 applies.

If the Company makes a distribution to all holders of its Common Shares of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of
Section 11.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.08, then, from and after the record date for determining the holders of Common Shares entitled to receive the distribution, a Holder of a Security that converts such Security into Common Shares in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the Common Shares into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security into Common Shares immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution.

          SECTION 11.15. COMPANY DETERMINATION FINAL. Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.14 or
11.17 is conclusive.

          SECTION 11.16. TRUSTEE'S ADJUSTMENT DISCLAIMER. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 11.  Each Conversion Agent shall have the same protection under this
Section 11.16 as the Trustee.

          SECTION 11.17.  SIMULTANEOUS ADJUSTMENTS.  In the event that this
Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06(4), 11.07 or 11.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.06, second, the provisions of Section 11.08 and, third, the provisions of
Section 11.07.

          SECTION 11.18. SUCCESSIVE ADJUSTMENTS. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

          SECTION 11.19. COMMON SHARE DELIVERY ARRANGEMENT. Notwithstanding any other provision contained in this Article 11 or paragraph 9 of the Securities, in connection with the conversion of any Security, if a Holder satisfies the conversion requirements in paragraph 9 of the Securities and the Company notifies the Holder in accordance with Section 11.02 that Common Shares shall be delivered to the Holder converting such Security in accordance with
Section 11.02 or if the Company has notified the Holder in accordance with
Section 11.02 that cash will be delivered to such Holder in connection with such conversion and such payment of cash is not allowed pursuant to the provisions of the Indenture or otherwise, rather than the Company delivering Common Shares to such Holder, through the Conversion Agent, as contemplated by Section 11.02, the Company may arrange by an agreement with the Standby Share Deliverer for the Standby Share Deliverer to deliver Common Shares (and cash in lieu of fractional shares) to such Holder, through the Conversion Agent, in accordance with the procedures set forth in Section 11.02 and in the amounts calculated pursuant to
Section 11.01 and 11.03 (any such arrangement actually agreed to by the Company and the Standby Share Deliverer with respect to a conversion of Securities is referred to herein as a "COMMON SHARE DELIVERY

ARRANGEMENT"). If the Standby Share Deliverer agrees to so act, (i) the Standby Share Deliverer shall deliver to the Conversion Agent no later than the close of business on the fifth Business Day following the Conversion
Date, for delivery to the Holder so converting such Holder's Securities, the number of full Common Shares to be delivered upon conversion (calculated pursuant to Section 11.01) and cash in lieu of fractional shares (determined pursuant to Section 11.03) and (ii) the Conversion Agent shall deliver to such Holder in accordance with Section 11.02, as soon as practicable following the Conversion Date, a certificate for the number of full Common Shares to be delivered upon conversion (calculated pursuant to Section 11.01) and cash in lieu of fractional shares (determined pursuant to Section 11.03) and shall, unless not required by the Securities Act, deliver to such Holder
(on behalf of the Company and the Standby Share Deliverer) a current prospectus covering such Common Shares (copies of such prospectus to be prepared by the Company and provided to the Conversion Agent by the Company for such delivery) at the same time as the Conversion Agent delivers the Common Shares certificate referred to in this clause (ii). Upon such delivery of Common Shares (and cash in lieu of fractional shares) by the Standby Share Deliverer to the Conversion Agent, the Company shall execute and the Trustee shall authenticate and deliver to the Standby Share Deliverer a new Security in an authorized denomination equal in Principal Amount at Maturity to the Security (or portion thereof) being converted by the Holder thereof in respect of which conversion the Standby Share Deliverer has agreed to so act, and, upon delivery of such Common Shares to the Conversion Agent, the Standby Share Deliverer shall be treated as the Holder of such Security on and after the Conversion Date. Such Security (or portion thereof) so converted pursuant to a Common Share Delivery Arrangement shall not cease to be outstanding, but shall remain outstanding (and retain all of its conversion rights, including those set forth in this Article 11) with such Standby Share Deliverer as the Holder thereof. Notwithstanding anything to the contrary contained in this Article 11, the obligation of the Company to deliver Common Shares (and cash in lieu of fractional shares) or cash upon conversion in accordance with this Article 11 shall be deemed to be satisfied and discharged to the extent the Standby Share Deliverer delivers Common
Shares (and cash in lieu of fractional shares) in accordance with this
Section 11.19 pursuant to a Common Share Delivery Arrangement; provided, however, that any Security acquired by the Standby Share Deliverer pursuant to a Common Share Delivery Arrangement shall continue to have all of the conversion rights set forth herein applicable to Securities. If the Standby Share Deliverer defaults in its obligation to deliver any Common Shares (or any cash in lieu of fractional shares) required to be delivered to the Conversion Agent pursuant to a Common Share Delivery Arrangement, the
Conversion Agent shall promptly notify the Company of the Standby Share Deliverer's failure to deliver such Common Shares (or such cash in lieu of fractional shares), and the Company shall, within one Business Day of receipt of such notice from the Conversion Agent, deliver to such Holder, through the Conversion Agent, cash (if allowed pursuant to the Indenture and otherwise) in the amount calculated pursuant to Section 11.01 or the full number of Common Shares (and the full amount of cash in lieu of fractional shares) that were required to be delivered to such Holder by the Standby Share Deliverer pursuant to a Common Share Delivery Arrangement regardless of the number of such Common Shares that were not so delivered, and the Company shall, in the case of payment with Common Shares, at the time of delivery of such Common Shares (and such cash in lieu of fractional shares), deliver to such Holder, through the Conversion Agent, written notice that there may be no taxable event to such Holder with respect to those Common Shares delivered by the Company to such Holder; provided, that, in the circumstances described in this sentence, (A) any Security so converted will not remain outstanding and will be treated in all respects as if it had been converted otherwise than pursuant to a Common Share Delivery Arrangement and the Standby Share Deliverer will not become the Holder of the Security so converted, and (B) the Conversion Agent shall promptly deliver back to the Standby Share Deliverer any Common Shares (and cash in lieu of fractional shares) previously delivered by the Standby Share Deliverer in connection with such conversion by such Holder and; provided, further, that if such failure by the Standby Share Deliverer to deliver the full number of Common Shares (or the full amount of cash in lieu of fractional shares) deliverable upon conversion relates to conversions by more than one Holder of Securities with the same Conversion Date, any Common Shares (and any cash in lieu of fractional shares) delivered by the Standby Share Deliverer shall be delivered to such Holders so as to maximize the number of Securities that may be so converted in accordance with the terms of a Common Share Delivery Arrangement. Except as expressly set forth herein, the provisions of this Article 11 shall apply to a conversion executed pursuant to the delivery of Common Shares by the Standby Share Deliverer pursuant to the terms of a Common Share Delivery Arrangement as if such Security had been converted into Common Shares in accordance with this Article 11.

     "STANDBY SHARE DELIVERER" means the person that enters into an agreement with the Company pursuant to which the Company may request such person to deliver Common Shares in connection with the conversion of Securities in accordance with this Section 11.19. The initial Standby Share Deliverer shall be Merrill Lynch & Co. or any Affiliate of Merrill Lynch & Co. so agreeing to act or any successors to Merrill Lynch & Co. or any such Affiliate.

                                   ARTICLE 12

                                  MISCELLANEOUS

          SECTION 12.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 12.02. NOTICES. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

     if to the Company:

          United States Cellular Corporation
          8410 West Bryn Mawr, Suite 700
          Chicago, IL  60631-3486

          Telephone No. (312) 399-8900
          Facsimile No. (312) 399-8936

          Attention:  President

     with copies to:

          Telephone and Data Systems, Inc.
          30 North LaSalle Street, Suite 4000
          Chicago, IL  60602

          Telephone No. (312) 630-1900
          Facsimile No. (312) 630-1908

          Attention:  LeRoy T. Carlson, Jr.

          and

          Sidley & Austin
          1 First National Plaza
          Chicago, IL  60603

          Telephone No. (312) 853-7000
          Facsimile No. (312) 853-7036

          Attention:  Michael G. Hron
     if to the Trustee:

          Harris Trust and Savings Bank
          311 West Monroe Street
          12th Floor
          Chicago, Illinois  60606



          Telephone No.  (312) 461-2533
          Facsimile No.  (312) 461-3525



          Attention: Indenture Trust Division

          The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

          SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

          SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

          SECTION 12.06. SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.07. RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

          SECTION 12.08. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

          SECTION 12.09. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 12.10. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 12.11. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                          UNITED STATES CELLULAR CORPORATION


                          By  /s/ H. Donald Nelson
                             --------------------------------
                             Title: President

Attest:


/s/ Stephen P. Fitzell
- ----------------------------
Title: Secretary


[SEAL]




                          HARRIS TRUST AND SAVINGS BANK



                          By  /s/ Frank A. Pierson
                             -------------------------------
                             Title: Vice President

Attest:


/s/ Daryl Pomykala
- -------------------------
Title:

[SEAL]






                    [Signature page for the LYONs Indenture]

                                    EXHIBIT A

                             [FORM OF FACE OF LYON]


                       UNITED STATES CELLULAR CORPORATION

                      Liquid Yield Option-TM- Note due 2015
                           (Zero Coupon-Subordinated)


Number
Issue Date:  June 13, 1995           Original Issue Discount: $693.54
Issue Price:  $306.46                (for each $1,000 Principal
(for each $1,000 Principal           Amount at Maturity)
Amount at Maturity)

    UNITED STATES CELLULAR CORPORATION, a Delaware corporation, promises to pay to _________ or registered assigns, the Principal Amount at Maturity of __________ Dollars on June 15, 2015.

    This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

    Additional provisions of this Security are set forth on the other side of this Security.


                          UNITED STATES CELLULAR CORPORATION



[SEAL]                    By
                             --------------------------------
                             Title:


Attest:



- ----------------------
Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

HARRIS TRUST AND SAVINGS BANK

as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.



By
   -------------------------
   Authorized Signatory

Dated: _________________________











- ------------------------
- -TM- Trademark of Merrill Lynch & Co., Inc.

                         [FORM OF REVERSE SIDE OF LYON]

                      Liquid Yield Option-TM- Note Due 2015
                           (Zero Coupon-Subordinated)


1.  INTEREST.

    This Security shall not bear interest, except that if the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if cash or Common Shares in respect of a conversion of this Security in accordance with the terms of Article 11 of the Indenture is not paid or delivered, as the case may be, when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 7% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due through the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

    Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 6% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

2.  METHOD OF PAYMENT.

    Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent appointed to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.




- ------------------------
- -TM- Trademark of Merrill Lynch & Co., Inc.

3.  PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

         Initially, Harris Trust and Savings Bank (the "TRUSTEE"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one office or agency of the Paying Agent, Conversion Agent and Registrar in the State of New York, City of New York, Borough of Manhattan. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.  INDENTURE.

    The Company issued the Securities under an Indenture dated as of June 1, 1995 (the "INDENTURE"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

    The Securities are general unsecured obligations of the Company limited to $650,000,000 aggregate Principal Amount at Maturity (subject to Sections 2.02 and 2.07 of the Indenture). The Indenture does not limit other Debt of the Company, secured or unsecured, including Senior Indebtedness.

5.  REDEMPTION AT THE OPTION OF THE COMPANY.

    No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to June 15, 2000.

    The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated through each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued from the next preceding date in the table through the actual Redemption Date.

                                (1)         (2)         (3)
                                          Accrued
                                          Original
                                           Issue     Redemption
                               LYON       Discount      Price
Redemption Date             Issue Price    at 6%      (1) + (2)
- ---------------             -----------   --------   ----------
June 15, 2000                $ 306.46     $ 105.53     $ 411.99
June 15, 2001                  306.46       130.62       437.08
June 15, 2002                  306.46       157.24       463.70
June 15, 2003                  306.46       185.48       491.94
June 15, 2004                  306.36       215.44       521.90
June 15, 2005                  306.46       247.22       553.68
June 15, 2006                  306.46       280.94       587.40
June 15, 2007                  306.46       316.71       623.17
June 15, 2008                  306.46       354.66       661.12
June 15, 2009                  306.46       394.92       701.38
June 15, 2010                  306.46       437.63       744.09
June 15, 2011                  306.46       482.95       789.41
June 15, 2012                  306.46       531.03       837.49
June 15, 2013                  306.46       582.03       888.49
June 15, 2014                  306.46       636.14       942.60
At Stated Maturity .....       306.46       693.54     1,000.00

6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER OR UPON A CHANGE IN CONTROL.

         Subject to the terms and conditions of the Indenture, on the following Purchase Date the Company shall become obligated, and the Company may also elect to become obligated on the following Optional Purchase Date, to purchase, at the option of the Holder, the Securities held by such Holder on such Purchase Date or, if applicable, such Optional Purchase Date, at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery by the Holder of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date or Optional Purchase Date, as applicable, until the close of business on such Purchase Date or Optional Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.



    Purchase Date                      Purchase Price
    -------------                      --------------
    June 15, 2000                         $411.99

    Optional Purchase Date             Purchase Price
    ----------------------             --------------
    June 15, 2005                         $553.68

         Each such Purchase Price (equal to the Issue Price plus accrued Original Issue Discount through the Purchase Date or Optional Purchase Date, as applicable) may be paid, at the option of the Company, in cash, by the issuance and delivery of Common Shares of the Company or by the delivery of publicly traded common equity securities of Telephone and Data Systems, Inc. ("TDS") to be specified by the Company, or in any combination thereof.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder 35 Business Days after the occurrence of a Change in Control of the Company occurring on or prior to June 15, 2000 for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

         Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture prior to the close of business on the Purchase Date or Change in Control Purchase Date, as the case may be.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Optional Purchase Date, as applicable, or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Optional Purchase Date, as applicable, or the Change in Control Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date, Optional Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security).

7.NOTICE OF REDEMPTION.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date

Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

8.SUBORDINATION.

         The Securities are subordinated to all existing and future Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Indenture does not limit the present or future amount of Senior Indebtedness the Company may have. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.CONVERSION.



         Subject to the first, second and fourth succeeding sentences, a Holder of a Security may convert it into Common Shares of the Company at any time before the close of business on June 15, 2015. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The number of Common Shares to be delivered upon conversion of a Security into Common Shares per $1,000 of Principal Amount at Maturity shall be equal to the Conversion Rate in effect on the Conversion Date. Subject to the terms of the Indenture, the Holder's right to convert Securities into Common Shares is subject to the Company's right to elect to pay a Holder surrendering a Security pursuant to Article 11 of the Indenture an amount of cash as set forth in the next succeeding sentence, in lieu of delivering such Common Shares; provided that if such payment is not permitted pursuant to the terms of the Indenture or otherwise, the Company (or the Standby Share Deliverer in accordance with Section 11.19 of the Indenture) shall deliver Common Shares (and cash in lieu of fractional shares) upon conversion of Securities. The amount of cash to be paid in lieu of Common Shares pursuant to such election by the Company per $1,000 of Principal Amount at Maturity of a Security upon conversion of such Security shall be equal to the Sale Price of Common Shares on the trading day immediately preceding the Conversion Date multiplied by the Conversion Rate in effect on such trading day subject to adjustment upon the occurrence of certain events.



         The initial Conversion Rate is 9.475 Common Shares per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional Common Shares.

         To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         If the Holder converts more than one Security at the same time, the number of Common Shares issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

         A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends or other distributions on the Common Shares except as provided in the Indenture. On conversion of a Security (other than a conversion executed pursuant to the delivery of Common Shares by the Standby Share Deliverer pursuant to a Common Share Delivery Arrangement contemplated by Section 11.19 of the Indenture), that portion of accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Shares (together with the cash payment, if any, in lieu of fractional Common Shares) or of the cash, as the case may be, in exchange for the Security being converted pursuant to the terms hereof; and, if the Company delivers Common Shares (and cash in lieu of fractional shares) upon conversion of Securities, the fair market value of such Common Shares (together with any such cash payment in lieu of fractional Common Shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Shares (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         The Conversion Rate will be adjusted for dividends or distributions on Common Shares payable in Common Shares or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Shares; distributions to all holders of Common Shares of certain rights to purchase Common Shares for a period expiring within 60 days at less than the Quoted Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Shares may be changed into a right to convert it into securities, cash or other assets of the Company or another person.



         In connection with the conversion of any Security, the Company may enter into a Common Share Delivery Arrangement with the Standby Share Deliverer in accordance with Section 11.19 of the Indenture, whereby, upon the agreement of the Standby Share Deliverer to so act in connection with such conversion, the Standby Share Deliverer will deliver the Common Shares (and any cash payment in lieu of a fractional Common Share) deliverable to the Holder upon such conversion. As a result of such a Common Share Delivery Arrangement, the converted Security will not be retired or cancelled, but shall remain outstanding with the Standby Share Deliverer becoming the Holder thereof. The tax treatment of a Holder receiving Common Shares from the Standby Share Deliverer, rather than the Company, on conversion, may be different than the tax treatment of a Holder receiving Common Shares from the Company on conversion.



10.  CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Shares of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

11.  DENOMINATIONS; TRANSFER; EXCHANGE.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.  PERSONS DEEMED OWNERS.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.  UNCLAIMED MONEY OR SECURITIES.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to the money or securities notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.  AMENDMENT; WAIVER.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 or Section 11.14 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to eliminate the Company's option to pay cash in lieu of delivering Common Shares upon conversion of Securities (other than cash in lieu of fractional shares and except with respect to such elections already made) or to enter into Common Share Delivery Arrangements in connection with conversions of Securities (other than such arrangements already entered into), to make any change that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15.  DEFAULTS AND REMEDIES.

         Under the Indenture, Events of Default include (i) default in payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable or default in the payment of cash in accordance with the terms of the Indenture upon conversion of any security; (ii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iii) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate outstanding principal amount of in excess of $25,000,000, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable without such indebtedness being discharged or such acceleration having been rescinded or annulled, or there having been deposited in trust a sum of money sufficient to discharge such indebtedness, in each case within a period of 20 days after the receipt by the Company of a Notice of Default;
(iv) certain events of bankruptcy or insolvency; and (v) failure by the Company to deliver Common Shares (or cash in lieu of fractional Common
Shares) when such Common Shares (or cash in lieu of fractional Common Shares) are required to be delivered by the Company in accordance with Article 11 of the Indenture upon conversion of any Security (including a failure by the Company to deliver Common Shares (or cash in lieu of fractional Common
Shares) in accordance with Article 11 of the Indenture following a failure by the Standby Share Deliverer to make a required delivery of Common Shares (or cash in lieu of fractional Common Shares) pursuant to a Common Share Delivery Arrangement) and the continuance of such default for 10 days. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.



         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

16.  TRUSTEE DEALINGS WITH THE COMPANY.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  AUTHENTICATION.

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.  ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                            -------------------------

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

         United States Cellular Corporation
         8410 West Bryn Mawr, Suite 700
         Chicago, IL  60631-3486
         Attention:  Corporate Secretary

       ASSIGNMENT FORM               CONVERSION NOTICE

To assign this Security, fill     To convert this Security into
in the form below:                Common Shares of the
                                  Company, check the box:

I or we assign and transfer             ----
this Security to                        :  :
                                        :  :
   -----------------------              ----
   :                     :
   -----------------------        To convert only part of this
                                  Security, state the Principal
                                  Amount at Maturity to be converted
   (Insert assignee's soc.        (which must be $1,000 or an
     sec. or tax ID no.)          integral multiple of $1,000):
                                     -----------------------
- ------------------------------       :$                    :
                                     -----------------------
- ------------------------------
                                  If you want the share
- ------------------------------    certificate made out in
                                  another person's name, fill
- ------------------------------    in the form below:
(Print or type assignee's
name, address and zip code)           -----------------------
                                      :                     :
and irrevocably appoint               -----------------------
- ---------------------agent            (Insert other person's
to transfer this Security on          soc. sec. or tax ID no.)
the books of the Company.
The agent may substitute          --------------------------------
another to act for him.
                                  --------------------------------

                                  --------------------------------

                                  --------------------------------
                                  (Print or type other person's
                                  name, address and zip code)

- ------------------------------------------------------------------


Date:          Your Signature:                  Date:           Your Signature:
     --------                 ----------------        ---------

Notice: The Signature to this Assignment must correspond with the name as written upon the face of this security, in every particular, without alteration or enlargement, or any change whatever.

Guaranteed by:
  Commercial Bank, Trust
  Company or Member
  Firm of the New York
  Stock Exchange

- ----------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Security)